Exhibit 99.1

Cocrystal Pharma Presentation at ICAR 2026 Highlights Mechanism of Action and Clinical Advancement of CDI-988 for the Prevention and Treatment of Norovirus Infection

●	Ongoing Phase 1b human challenge study with oral, direct-acting protease inhibitor is designed to demonstrate proof-of-concept as a preventive and a treatment
●	Fully enrolled first cohort is assessing the infectivity of the human challenge inoculum
●	There are no approved treatments or vaccines for norovirus, the leading cause of acute gastroenteritis across all age groups and geographies with a $60 billion annual economic burden
●	FDA Fast Track designation granted for CDI-988 underscores the lack of approved therapies and seriousness of norovirus infection

BOTHELL, Wash. (April 30, 2026) – Cocrystal Pharma, Inc. (Nasdaq: COCP) (“Cocrystal” or the “Company”) announces that the mechanism of action and clinical advancement of its first oral protease inhibitor CDI-988 were featured today in an oral presentation at the 39th International Conference on Antiviral Research (ICAR 2026) in Prague, Czech Republic. The presentation, titled “First Oral Direct-Acting Antiviral CDI-988 for Norovirus Infection Prevention and Treatment: Novel Mechanism of Action and Phase 1 Study Results,” was delivered by Sam Lee, Ph.D., President and co-CEO of Cocrystal. Presentation slides are available on the Company’s website here.

“It was an honor to share our progress with CDI-988 with the global antiviral research community attending ICAR 2026,” said Dr. Lee. “Following favorable Phase 1 data, we have advanced CDI-988 into a Phase 1b study under a human challenge model that provides an efficient framework to rapidly demonstrate proof of concept as a preventive and as a treatment for norovirus infection. We have now completed enrollment of the stage 1 study cohort, which will establish the infectivity rate of the GII.2 (Snow Mountain Virus) challenge inoculum. This is a critical step in validating infectivity in the study cohorts.

“Multiple norovirus vaccine clinical studies have been initiated over the past decade, yet none have led to an approval in part due to the virus’s extensive genetic variation and drift, spanning 10 genogroups and 49 genotypes,” Dr. Lee added. “CDI-988 is designed to target the highly conserved region of the 3CL protease across all known norovirus strains, including GII.4 and the re-emerging GII.17 variants, as well as all coronaviruses. We believe this compound could offer a much-needed option for prevention and treatment in a convenient oral formulation that can be readily stockpiled in advance of norovirus outbreaks.”

CDI-988 is a first, oral direct-acting antiviral and was developed using Cocrystal’s proprietary structure-based drug discovery platform technology. As presented by Dr. Lee, in preclinical studies CDI-988 showed favorable gastrointestinal-targeted pharmacokinetics at the site of norovirus infection and also demonstrated potent antiviral activity in GII.4-infected human enteronoid model systems.

In a completed randomized, double-blind, placebo-controlled single- and multiple-ascending dose Phase 1 study in healthy adults, CDI-988 was generally safe and well tolerated across doses up to 1,200 mg, with headache as the most common treatment-emergent adverse event and no serious adverse events reported. These results, together with a no-observed adverse effect of 1,000 mg/kg in GLP toxicology studies, support CDI-988’s further clinical development in norovirus.

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The ongoing Phase 1b randomized, double-blind, placebo-controlled challenge study (NCT07198139) is being conducted at Emory University School of Medicine in collaboration with the University of North Carolina. The study is designed to enroll up to 40 healthy adults, ages 18 to 49, in staged cohorts. The stage 1 infectivity cohort, now fully enrolled, will be followed by prevention and treatment cohorts in which CDI-988 is administered at 1,200 mg twice daily for five days. The primary efficacy endpoint is reduction in the incidence of clinical symptoms, with secondary endpoints including reduction in viral shedding, disease severity, safety and pharmacokinetics.

CDI-988 has been granted Fast Track designation by the U.S. Food and Drug Administration (FDA) for the treatment and prophylaxis of norovirus infection, underscoring the serious nature of norovirus disease and the lack of approved therapies. Fast Track status is intended to facilitate development and expedite the review of drugs that address unmet medical needs, providing opportunities for more frequent FDA interactions, rolling review of a potential New Drug Application and potential eligibility for Priority Review.

About Norovirus

Norovirus is the leading cause of acute gastroenteritis among all age groups and all geographic regions. It is highly contagious and causes symptoms including nausea, vomiting, stomach pain, diarrhea, fatigue, fever and dehydration. It is notorious for outbreaks in semi-closed environments such as hospitals, nursing homes, cruise ships, schools and military facilities. Norovirus is responsible for an estimated 685 million cases and an estimated 200,000 deaths globally each year, with an approximate $60 billion in worldwide economic impact. In the United States alone, the virus is associated with 21 million infections annually, resulting in around 109,000 hospitalizations, 465,000 emergency department visits and 900 deaths. The estimated annual economic burden in the U.S. exceeds $10.6 billion. In developing nations, norovirus contributes up to 1.1 million hospitalizations and 218,000 pediatric deaths each year.

About ICAR

Hosted by the International Society for Antiviral Research (ISAR), the International Conference on Antiviral Research (ICAR) brings together leading scientists, researchers and industry professionals from around the world to discuss the latest advancements and breakthroughs in antiviral research. ICAR provides a variety of networking opportunities allowing members to connect with colleagues and establish new scientific relationships and collaborations with leaders in the antiviral field.

About Cocrystal Pharma, Inc.

Cocrystal Pharma, Inc. is a clinical-stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication process of noroviruses, influenza viruses, coronaviruses (including SARS-CoV-2), and rhinoviruses. Cocrystal employs unique structure-based technologies and Nobel Prize-winning expertise to create viable antiviral drugs. For further information about Cocrystal, please visit www.cocrystalpharma.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding any implications that CDI-988 is able to prevent and/or treat norovirus infections. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Some or all of the events anticipated by these forward-looking statements may not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the risks and uncertainties arising from delays arising from raw materials and labor shortages, supply chain disruptions and other business interruptions including any adverse impacts on our ability to obtain raw materials for and otherwise proceed with studies as well as similar problems with our vendors and our current and any future clinical research organization (CROs) and contract manufacturing organizations, the progress and results of the studies including any adverse findings or delays, the ability of us and our CROs to recruit volunteers for, and to otherwise proceed with, clinical studies, our and our collaboration partners’ technology and software performing as expected, financial difficulties experienced by certain partners, the results of any current and future preclinical and clinical studies, general risks arising from clinical studies, receipt of regulatory approvals, regulatory changes and any adverse developments which may arise therefrom, and general economic adverse effects from the ongoing conflict with Iran. Further information on our risk factors is contained in our filings with the SEC, including the “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:

Alliance Advisors IR

Jody Cain

310-691-7100

jcain@allianceadvisors.com

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